Exhibit 10.9

SECURITY AGREEMENT

SECURITY AGREEMENT (“Agreement”) dated as of November 26, 2008 among Vera Bradley Designs, Inc., an Indiana corporation (the “Borrower”), Vera Bradley Retail Stores, LLC, an Indiana limited liability company, and Vera Bradley International, LLC, an Indiana limited liability company (collectively, the “Subsidiary Guarantors”) (the Borrower, the Subsidiary Guarantors and each Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit A hereto collectively referred to herein as “Grantors”, and each individually as a “Grantor”), and JPMorgan Chase Bank, N.A., as Collateral Agent for the benefit of the Secured Creditors (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, contemporaneously herewith, the Borrower is entering into that certain Credit Agreement of even date herewith (the same, as it may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) and the Lenders, providing for the Lenders to make available to the Borrower certain credit facilities on the terms and conditions set forth therein;

WHEREAS, one or more Grantors may from time to time on or after the date hereof enter into, or guaranty the obligations of one or more other Grantors or any of their respective Subsidiaries under one or more Swap Agreements permitted by the Credit Agreement or Banking Services Agreements with a Lender or an Affiliate of a Lender;

WHEREAS, each of the Grantors other than the Borrower is a direct or indirect subsidiary of the Borrower, will benefit directly and indirectly from the credit facilities made available pursuant to the Credit Agreement and from the entering into of Swap Agreements or Banking Services Agreements by Grantors or their Subsidiaries, and has entered into that certain Subsidiary Guaranty of even date herewith; and

WHEREAS, to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make available the credit facilities thereunder and to induce Lenders and their Affiliates to enter into the Swap Agreements or Banking Services Agreements, Grantors have agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) to the Collateral Agent for the benefit of the Secured Creditors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition and defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

“Accounts” means any “account,” as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, “supporting obligations” as defined in the Uniform Commercial Code.

“Banking Services Agreements” means agreements with respect to Banking Services.

“Banking Services” means each and any of the following bank services provided to any of the Credit Parties by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Credit Parties means any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Chattel Paper” means any “chattel paper”, as such term is defined in the Uniform Commercial Code.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof; provided, however, that notwithstanding anything herein to the contrary, the term “Collateral” shall not include any property of any Grantor constituting Pledged Collateral under the Pledge Agreement.

“Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the Uniform Commercial Code.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto, and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Uniform Commercial Code, now or hereafter held in the name of any Grantor.

“Documents” means any “documents”, as such term is defined in the Uniform Commercial Code, and shall include, without limitation, all documents of title (as defined in the Uniform Commercial Code) bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Equipment” means any “equipment”, as such term is defined in the Uniform Commercial Code.

“Event of Default” shall mean one or more of the following events or occurrences: (a) an Event of Default (as defined in the Credit Agreement); (b) any Grantor shall fail to observe or perform any covenant, condition or agreement contained in Section 4.2, 4.4(a) or 4.4(b) of this Agreement; or (c) any Grantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (b) of this definition), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the first day on which any executive officer of a Credit Party has knowledge of such failure or (ii) the date written notice thereof has been given to the Borrower or such Grantor by the Administrative Agent (which notice will be given at the request of any Lender).

“General Intangibles” means any “general intangibles”, as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

“Goods” means any “goods”, as such term is defined in the Uniform Commercial Code, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the Uniform Commercial Code.

“Instruments” means any “instrument”, as such term is defined in the Uniform Commercial Code, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the Uniform Commercial Code) and Chattel Paper.

“Inventory” means any “inventory”, as such term is defined in the Uniform Commercial Code.

“Investment Property” means any “investment property”, as such term is defined in the Uniform Commercial Code.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Credit Parties to the Lenders or to any Lender, the Administrative Agent, the Collateral Agent or any indemnified party arising under the Credit Documents.

“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto, and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Pledged Collateral” has the meaning assigned to such term in the Pledge Agreement.

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Representative” means any Person acting as agent, representative or trustee on behalf of the Collateral Agent from time to time.

“Required Secured Creditors” means (a) prior to the date upon which the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, the Required Lenders (or if so required by Section 9.02 of the Credit Agreement, all the Lenders), and (b) after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, Secured Creditors holding in the aggregate at least a majority of the aggregate (i) net early termination payments and all other amounts then due and unpaid from any Grantor to the Lenders under any Swap Agreement and (ii) due and unpaid Banking Services Obligations, in each case as determined by the Administrative Agent in its reasonable discretion.

“Secured Creditors” means, collectively, each Lender (even if such Lender ceases to be a Lender under the Credit Agreement), their Affiliates which are holders of Banking Services Obligations or Swap Obligations, the Issuing Bank, the Collateral Agent, the Administrative Agent and all of their successors and assigns.

“Secured Obligations” means all Obligations, all Banking Services Obligations owing to one or more Lenders or their respective Affiliates and all Swap Obligations owing to one or more Lenders or their respective Affiliates.

“Software” means all “software”, as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule V attached hereto and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Credit Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

Section 2. Representations, Warranties and Covenants of Grantors. Each Grantor represents and warrants to, and covenants with, the Collateral Agent, for the benefit of the Secured Creditors, as follows:

(a) each Grantor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Grantor acquiring the same) and no Lien other than liens expressly permitted pursuant to the Credit Agreement exists or will exist upon such Collateral at any time;

(b) this Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a valid security interest in and Lien upon all of the Grantors’ right, title and interest in and to the Collateral, and, upon the filing of appropriate UCC financing statements in the jurisdictions listed on Schedule I attached hereto, such security interest will be duly perfected in all the Collateral (other than Deposit Accounts, Instruments not constituting Chattel Paper and registered Copyrights), and upon delivery of the Instruments to the Collateral Agent or its Representative, duly endorsed by the applicable Grantor or accompanied by appropriate undated instruments of transfer duly executed by such Grantor, and duly executed control agreements with respect to the Deposit Accounts, the security interest in the Instruments and Deposit Accounts will be duly perfected;

(c) all of the Equipment, Inventory and Goods are located on the date hereof at the places as specified on Schedule I attached hereto. Except as disclosed on Schedule I, as of the date hereof none of the Collateral is in the possession of any bailee, warehouseman, processor or consignee. Schedule I discloses each Grantor’s name as of the date hereof as it appears in official filings in the state of its incorporation, formation or organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), each Grantor’s state of incorporation, formation or organization and the chief place of business, chief executive office and the office where each Grantor keeps its books and records. Each Grantor has only one state of incorporation, formation or organization. No Grantor (including any Person acquired by any Grantor) does business or has done business during the five (5) years preceding the date hereof under any trade name or fictitious business name except as disclosed on Schedule II attached hereto;

(d) no Copyrights, Patents or Trademark which is material to the business of such Grantor or the invalidity, unenforceability or termination of which could reasonably be expected to have a Material Adverse Effect (each a “Material IP Item”) has been adjudged invalid or unenforceable or has been canceled, in whole or in part, or is not presently subsisting. Each of such Material IP Items is valid and enforceable. Each Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Material IP Items free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by such Grantor not to sue third persons. Each Grantor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Material IP Items and such Grantor has no notice of any suits or actions commenced or threatened with respect thereto;

(e) All depositary and other accounts maintained by each Grantor are described on Schedule VI hereto, which description includes for each such account the name of the Grantor maintaining such account, the name, address and telephone number of the financial institution at which such account is maintained, the city in which the account is located, and the account number of such account. Each Grantor shall, upon the request of the Collateral Agent deliver to the Collateral Agent a revised version of Schedule VI showing any changes thereto within five (5) Business Days of receiving such request. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains an account to provide the Collateral Agent with such information with respect to such account as the Collateral Agent from time to time reasonably may request, and each Grantor hereby consents to such information being provided to the Collateral Agent; and

(f) As of the date hereof, Grantor does not own any Commercial Tort Claim except for those disclosed on Schedule VII hereto.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Creditors, a Lien on and security interest in and to all of such Grantor’s right, title and interest in the following personal property, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”):

(a) the Instruments of such Grantor, together with all payments thereon or thereunder:

(b) all Accounts of such Grantor;

(c) all Inventory of such Grantor;

(d) all General Intangibles (including payment intangibles (as defined in the Uniform Commercial Code) and Software) of such Grantor;

(e) all Equipment (including Motor Vehicles) of such Grantor;

(f) all Documents of such Grantor;

(g) all Contracts of such Grantor;

(h) all Goods of such Grantor;

(i) all Investment Property of such Grantor;

(j) all Deposit Accounts of such Grantor, including, without limitation, the balance from time to time in all bank accounts maintained by such Grantor;

(k) Commercial Tort Claims of such Grantor; specified on Schedule VII, as from time to time updated; and

(l) all other tangible and intangible personal property of such Grantor, including, without limitation, all Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Creditors, as follows:

4.1. Delivery and Other Perfection; Maintenance, etc.

(a) Delivery of Instruments, Documents, Etc. Each Grantor shall deliver and pledge to the Collateral Agent or its Representative any and all Instruments, negotiable Documents, Chattel Paper and certificated securities (accompanied by undated stock powers executed in blank) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Grantor in such form and substance as the Collateral Agent or its Representative may request; provided, that so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Grantor in the ordinary course of business, and the Collateral Agent or its Representative shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent or its Representative, against trust receipt or like document). If pursuant to the terms hereof any Grantor retains possession of any Chattel Paper, negotiable Documents or Instruments pursuant to the terms hereof, such Chattel

Paper, negotiable Documents and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of JPMorgan Chase Bank, N.A., as the Collateral Agent, for the benefit of itself and certain other Secured Creditors.”

(b) Other Documents and Actions. Each Grantor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Collateral Agent or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent or its Representative to exercise and enforce the rights of the Collateral Agent hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (e) below. Notwithstanding the foregoing, each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of New York for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Books and Records. Each Grantor shall maintain at its own cost and expense complete and accurate books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, each Grantor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Collateral Agent or its Representative at any time on demand. Each Grantor shall permit any representative of the Collateral Agent to inspect such books and records, upon reasonable prior notice, during normal business hours and will provide photocopies thereof at such Grantor’s expense to the Collateral Agent, in each case upon the request of the Collateral Agent.

(d) Motor Vehicles. Each Grantor shall, promptly upon the request of the Collateral Agent or its Representative, cause the Collateral Agent to be listed as the lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles.

(e) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted), upon request of the Collateral Agent or its Representative, each Grantor shall promptly notify (and each Grantor hereby authorizes the Collateral Agent and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent, and (ii) the Collateral Agent and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral; provided, however, the actions taken relative to an account described in the first parenthetical of this Section 4.1(e)(i) shall be taken only with respect to such account. Following the giving of any notice under Section 4.1(e)(i) and while such Event of Default continues, each Grantor shall hold in trust for the Collateral Agent all amounts and proceeds received by it with respect to such accounts and promptly deliver to the Collateral Agent all such amounts and proceeds in the form so received.

(f) Intellectual Property. Each Grantor represents and warrants that the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively, constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by such Grantor which are registered with any Governmental Authority. If such Grantor shall (i) obtain registered rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Grantor shall give to the Collateral Agent prompt written notice thereof. Each Grantor hereby authorizes the Collateral Agent to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such registered Copyrights or any such Patents and Trademarks. Each Grantor shall have the duty (but no Secured Creditor shall have any duty) (i) to prosecute diligently any patent, trademark, or service mark applications material to the business of such Grantor pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks material to the business of such Grantor, as appropriate, (iii) to preserve and maintain all rights in the Material IP Items and (iv) to ensure that the Material IP Items are and remain enforceable. Any expenses incurred in connection with any Grantor’s obligations under this Section 4.1(f) shall be borne by Grantors. No Grantor shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, application or any other Copyright, Patent or Trademark (in each case which is or would constitute a Material IP Item) without the written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

(g) Further Identification of Collateral. Each Grantor will, when and as often as requested by the Collateral Agent or its Representative, furnish to the Collateral Agent or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent or its Representative may reasonably request, all in reasonable detail.

(h) Investment Property. Each Grantor will take any and all actions reasonably required or requested by the Collateral Agent, from time to time, to (i) cause the Collateral Agent to obtain exclusive control of any Investment Property owned by such Grantor in a manner reasonably acceptable to the Collateral Agent and (ii) obtain from any issuers of Investment Property written confirmation of the Collateral Agent’s Control over such Investment Property. For purposes of this Section 4.1(h), the Collateral Agent shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and such Grantor delivers such certificated securities to the Collateral Agent (with appropriate endorsements if such certificated securities are in registered form and (iii) in the case of any other Investment Property, the Collateral Agent has Control thereof for all applicable purposes of the Uniform Commercial Code.

(i) Compliance with Credit Documents. Each Grantor shall comply with the provisions of the Credit Documents applicable thereto, including, without limitation, maintenance of insurance, restrictions on dispositions, and providing the Collateral Agent and its representatives the right to inspections with respect to the Collateral.

(j) Commercial Tort Claims. Each Grantor shall within a reasonable time notify the Collateral Agent of any material Commercial Tort Claim (as defined in the Uniform Commercial Code) acquired by it and unless otherwise consented to by the Collateral Agent, such Grantor shall enter into a supplement to this Agreement, granting to the Collateral Agent a Lien on and security interest in such Commercial Tort Claim.

4.2. Other Liens. Grantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens expressly permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Collateral Agent in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

4.3. Preservation of Rights. Whether or not any Event of Default has occurred or is continuing, the Collateral Agent and its Representative may, but shall not be required to, take any steps the Collateral Agent or its Representative deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance of Collateral at any time when a Grantor has failed to do so, and any applicable Grantor shall promptly pay, or reimburse the Collateral Agent for, all expenses incurred in connection therewith.

4.4. Name Change; Location; Bailees.

(a) Except as otherwise permitted by the Credit Agreement, no Grantor shall (i) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or (ii) otherwise change its name, identity or corporate structure. Each Grantor will notify the Collateral

Agent promptly in writing prior to any change in the proposed use by such Grantor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.

(b) Except for the sale of Inventory in the ordinary course of business, the transfer of raw materials, work in process and Inventory in the ordinary course of business, and as expressly permitted in the Credit Agreement, each Grantor will keep the Collateral at the locations specified in Schedule I or such other locations as to which notice has been given to the Collateral Agent by such Grantor pursuant to this Section and with respect to which such Grantor has taken such action as the Collateral Agent shall have reasonably requested to protect and preserve its interests in the Collateral to be located at such location (including the securing of landlord waivers or similar documents for any location (other than retail locations and locations outside the United States) at which Collateral having an aggregate value in excess of $100,000 is or is expected to be located). Each Grantor will give the Collateral Agent thirty (30) days’ prior written notice of any change in such Grantor’s chief place of business or of any new location for any of the Collateral.

(c) If any Collateral having an aggregate value in excess of $100,000 is at any time in the possession or control of any warehouseman, bailee, consignee or processor, Grantors shall, upon the request of the Collateral Agent or its Representative, notify such warehouseman, bailee, consignee or processor (other than, with respect to Inventory located at retail locations or locations outside the United States) of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by the Collateral Agent without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) to the Uniform Commercial Code.

(e) No Grantor shall enter into any Contract that restricts or prohibits the grant to the Collateral Agent of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing.

4.5. Bank Accounts.

(a) At the Collateral Agent’s request, on the date hereof, or at any time hereafter, the Collateral Agent and each Grantor shall enter into a bank agency agreement (“Bank Agency Agreement”), in a form reasonably acceptable to the Collateral Agent, with each financial institution with which such Grantor maintains from time to time any deposit accounts (general or special), which financial institutions (as of the date hereof) are set forth on Schedule VI attached hereto. Pursuant to the Bank Agency Agreements and pursuant hereto, each Grantor grants and shall grant to the Collateral Agent a continuing Lien upon, and security interest in, all such existing or hereafter created accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as the Collateral Agent’s agent in connection therewith. Following the date hereof, no Grantor shall establish any deposit account with any financial institution unless such Grantor shall have given the Collateral Agent five Business Days’ prior written notice of its intent to open such account (or such other notice as may be acceptable to the Collateral Agent) and, if requested by the Collateral Agent, the Collateral Agent and such Grantor shall have entered into a Bank Agency Agreement with such financial institution.

(b) Upon the Collateral Agent’s request following an Event of Default and during the continuance thereof, each Grantor shall establish lock-box or blocked accounts (collectively, “Blocked Accounts”) in such Grantor’s name with such banks as are acceptable to the Collateral Agent (“Collecting Banks”), subject to instructions (irrevocable while such Event of Default continues) in a form specified by the Collateral Agent, to which the obligors of all Accounts shall be instructed by such Grantor to directly remit all payments on Accounts and in which such Grantor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, following the occurrence and during the continuation of an Event of Default, the Collateral Agent may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the “Depository Account”). All amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account without any further notice or action required by the Collateral Agent. Subject to the foregoing, each Grantor hereby agrees that all payments received by the Collateral Agent or any Lender whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by the Collateral Agent or any Lender and whether in respect of the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Collateral Agent for the benefit of the Secured Creditors. Upon the occurrence and during the continuation of an Event of Default, each Grantor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with such Grantor shall, acting as trustee for the Collateral Agent, receive, as the sole and exclusive property of the Collateral Agent, any moneys, checks, notes, drafts or other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of such Grantor or any Affiliates, employees, agent or other Persons acting for or in concert with such Grantor, and immediately upon receipt thereof, such Grantor or Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account.

4.6. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a) Each Grantor shall, at the request of the Collateral Agent or its Representative, assemble the Collateral and make it available to the Collateral Agent or its Representative at a place or places designated by the Collateral Agent or its Representative which are reasonably convenient to the Collateral Agent or its Representative, as applicable, and such Grantor;

(b) the Collateral Agent or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC(whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Collateral Agent or its Representative in their discretion may, in the name of the Collateral Agent or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e) the Collateral Agent, or its Representative, may take immediate possession and occupancy of any premises owned, used or leased by any Grantor and exercise all other rights and remedies of an assignee which may be available to the Collateral Agent; and

(f) the Collateral Agent may, upon ten (10) Business Days’ prior written notice to the Grantors of the time and place (which notice each Grantor hereby agrees is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without any Secured Creditor thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Grantors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.7 hereof. If such proceeds are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantors shall remain liable for any deficiency.

4.7. Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied in the manner set forth in Section 9.16 of the Credit Agreement.

4.8. Attorney in Fact. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the discretion of the Collateral Agent, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following upon the occurrence and during the continuation of any Event of Default:

(a) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(b) to pay or discharge charges or Liens levied or placed on or threatened against the Collateral (other than the Liens expressly permitted pursuant to the Credit Agreement), to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

(c) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(d) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(e) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(f) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;

(g) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate;

(h) to the extent that such Grantor’s authorization given in Section 4.1(b) of this Agreement is not sufficient, to file such financing statements with respect to this Agreement, with or without such Grantor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate, and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require the such Grantor’s signature; and

(i) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and at such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Each Grantor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof and in accordance herewith. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until this Agreement is terminated pursuant to Section 4.10 hereof, but is only effective and exercisable as set forth herein.

Each Grantor also authorizes the Collateral Agent, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.9. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Grantor shall:

(a) furnish to the Collateral Agent such financing statements, assignments for security and other documents in such offices as may be necessary or as the Collateral Agent or the Representative may request to perfect the security interests granted by Section 3 of this Agreement;

(b) at the Collateral Agent’s request, deliver to the Collateral Agent or its Representative the originals of all Instruments together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee; and

(c) at the Collateral Agent’s request, deliver to the Collateral Agent or its Representative the originals of all Motor Vehicle titles, duly endorsed indicating the Collateral Agent’s interest therein as lienholder.

4.10. Termination. This Agreement and the Liens granted hereunder shall terminate upon the termination of the Credit Agreement, the full and complete performance and indefeasible satisfaction of all the Secured Obligations (other than contingent indemnification obligations) and the termination of all commitments which could give rise to Secured Obligations, whereupon the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of the Grantors. The Collateral Agent, at the Grantors’ expense, shall also execute and deliver to the Grantors upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Grantors to effect the termination and release of the Liens in favor of the Collateral Agent created hereby.

4.11. Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent or its Representative, and at the sole expense of Grantors, Grantors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Collateral Agent or its Representative may reasonably require in order for the Collateral Agent to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Collateral Agent, including, without limitation, using the Grantors’ best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Collateral Agent of any Collateral held by any Grantor or in which any Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Collateral Agent as lienholder on the certificate of title of any Motor Vehicle and obtaining waivers of liens from landlords and mortgagees. Each Grantor also hereby authorizes the Collateral Agent and its Representative to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law.

4.12. Limitation on Duty of the Collateral Agent. The powers conferred on the Collateral Agent under this Agreement are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Collateral Agent nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Grantors for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, the Collateral Agent and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither any Secured Creditor nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to protect, preserve or exercise rights against any Person with respect to any Collateral and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering same to the applicable Grantor.

Also without limiting the generality of the foregoing, neither any Secured Creditor nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Collateral Agent of a security interest therein or assignment thereof or the receipt by any Secured Creditor or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall any Secured Creditor or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Nothing in this Agreement shall be construed to subject the Collateral Agent or any Secured Creditor to liability as an owner of any Collateral, nor shall the Collateral Agent or any Secured Creditor be deemed to have assumed any obligations under any agreement or instrument included as Collateral, unless and until in each case the Collateral Agent enforces its rights hereunder after an Event of Default in such a manner as to actually take ownership of such Collateral pursuant to a foreclosure or similar action.

Section 5. Miscellaneous.

5.1. No Waiver. No failure on the part of the Collateral Agent or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

5.2. Notices. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement, and if given (i) to the Collateral Agent, shall be given to it at 10 South Dearborn Street, Floor 7, Chicago, Illinois 60603-2003 or as otherwise specified by the

Collateral Agent in writing, (ii) to a Grantor other than the Borrower, shall be given to it c/o the Borrower at the Borrower’s address specified in the Credit Agreement and (iii) to the Borrower, shall be given to it at its address specified in the Credit Agreement.

5.3. Amendments, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor and the Collateral Agent with (other than in the case of amendments hereof solely for the purpose of adding Collateral as contemplated hereby) the concurrence or at the direction of the Required Secured Creditors. Any such amendment or waiver shall be binding upon the Collateral Agent and each Grantor and their respective successors and assigns.

5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Secured Creditors and the respective successors and assigns of each of the foregoing, provided, that no Grantor shall assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.

5.5. Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Collateral Agent, electronic means, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

5.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between any Grantor and the Collateral Agent relating to the subject matter hereof. This Agreement supplements the other Credit Documents and nothing in this Agreement shall be deemed to limit or supersede the rights granted to the Collateral Agent or the other Secured Creditors in any other Credit Document. In the event of any conflict between this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall govern. In the event of any inconsistencies between the provisions of this Agreement and the provisions of the Pledge Agreement relating to Pledged Collateral, the provisions of the Pledge Agreement relating to the Pledged Collateral shall govern.

5.8. Choice of Law, Submission to Jurisdiction, etc.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Creditor may otherwise have to bring any action or proceeding relating to this Agreement against such Grantor or its properties in the courts of any jurisdiction.

(c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in this Section 5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GRANTORS:

VERA BRADLEY DESIGNS, INC.

By: /s/ Patricia R. Miller

Title:	President

VERA BRADLEY RETAIL STORES, LLC

By: /s/ Patricia R. Miller

Title:	President

VERA BRADLEY INTERNATIONAL, LLC

By: /s/ Patricia R. Miller

Title:	President

COLLATERAL AGENT:

JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Creditors

By: /s/ William J. Schafter

Title:	Vice President

[Signature Page to Security Agreement]

Joinder to Security Agreement

The undersigned, Vera Bradley, Inc., an Indiana corporation, as of the 4th day of October, 2010, hereby joins in the execution of that certain Security Agreement dated as of November 26, 2008 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) among Vera Bradley Designs, Inc., Vera Bradley Retail Stores, LLC, Vera Bradley International, LLC and each other Person that becomes a Grantor thereunder after the date and pursuant to the terms thereof, to and in favor of JPMorgan Chase Bank, N.A., as Collateral Agent. Capitalized terms used but not defined herein have the meanings given them in the Security Agreement. By executing this Joinder, the undersigned hereby agrees that it is a Grantor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement (giving effect to the provisions of Section 4(b) and (c) of the Reaffirmation of Guaranty and Security Documents dated as of the date hereof, to which provisions the undersigned hereby agrees).

The undersigned represents and warrants to the Collateral Agent and the other Secured Creditors that:

(a) all of the Equipment, Inventory and Goods owned by such Grantor is located at the places as specified on Schedule I attached hereto;

(b) except as disclosed on Schedule I, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee;

(c) the chief place of business, chief executive office and the office where such Grantor keeps its books and records are located at the place specified on Schedule I;

(d) such Grantor (including any Person acquired by such Grantor) does not do business or has not done business during the past five years under any tradename or fictitious business name, except as disclosed on Schedule II; and

(e) all Copyrights, Patents and Trademarks owned by the undersigned are listed in Schedules III, IV and V, respectively.

(f) all depository and other accounts maintained by such Grantor are described on Schedule VI; and

(g) all Commercial Tort Claims of such Grantor are listed in Schedule VII.

VERA BRADLEY, INC., an Indiana corporation

By: /s/ Michael C. Ray

Name: Michael C. Ray

Title: Chief Executive Officer

FEIN: